UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 1, 2011
COMMERCIAL BARGE LINE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-124454-12	03-0552365

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 1, 2011, American Commercial Lines Inc. (the “Company”), the parent of Commercial Barge Line Company, appointed Mr. Paul Bridwell (age 42) to serve as Chief Restructuring Officer of the Company. Most recently, Mr. Bridwell served as Chief Restructuring Officer with The San Diego Union Tribune, a media company, since May 2009. From 2006 until May 2009, Mr. Bridwell served as the Chief Operating Officer for Acument Global Technologies, a leading global fastener manufacturer. Both The San Diego Union Tribune and Acument Global Technologies are companies owned by investment funds managed by affiliates of Platinum Equity, LLC and as such are affiliates of Finn Holding Corporation, the indirect parent of the Company. There are no related party transactions between the Company and Mr. Bridwell reportable under Item 404(a) of Regulation S-K.
     In connection with Mr. Bridwell’s appointment as Chief Restructuring Officer of the Company, the Company will provide Mr. Bridwell with cash and incentive compensation consistent with the compensation policies for named executive officers.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL BARGE LINE COMPANY
Date: January 6, 2011	By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President Chief Financial Officer